UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2023
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On February 7, 2023, Jeffrey L. Cleland, Ph.D. tendered his resignation from the Board of Directors (the “Board”) of Exicure, Inc. (the “Company”) as well as from the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board, effective as of the earlier of: (1) the closing date of the Private Placement (as defined below under Item 7.01), or (2) February 10, 2023.

Effective February 10, 2023, Dr. Cleland resigned from the Board, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board.

As previously disclosed, on January 19, 2023, the Company received notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was no longer in compliance with Nasdaq’s independent director and audit committee requirements as set forth in Nasdaq Listing Rule 5605, which requires the board of directors to be comprised of a majority of independent directors and the audit committee of the board of directors to be comprised of three independent directors (the “Listing Requirement”). The letter indicated that the Company was entitled to a cure period to regain compliance with the Listing Requirement until the earlier of the Company’s 2023 annual meeting of stockholders or December 30, 2023. If the Company holds its 2023 Annual Meeting before June 28, 2023, then the Company must evidence compliance with the Listing Requirement no later than June 28, 2023.

The Company is actively searching for qualified candidates to add as independent directors and intends to appoint such independent directors to the Board and Audit Committee prior to the end of the cure period.

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on September 26, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with CBI USA, Inc. (“CBI USA”), pursuant to which the Company agreed to issue and sell to CBI USA in a private placement an aggregate of 3,400,000 shares of the Company’s common stock, par value $0.0001 per share, at a purchase price of $1.60 per share (the “Private Placement”). The Company and CBI USA currently expect to close the Private Placement no later than February 21, 2023, subject to the satisfaction or waiver of customary closing conditions described in the Securities Purchase Agreement.

Item 8.01 Other Events.

As previously disclosed, on August 22, 2022, the Company received a letter from Nasdaq informing the Company that the Company failed to maintain a minimum of $2,500,000 in stockholders’ equity, as is required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Rule”). The letter indicated that the Company had a period of 45 calendar days from the date of the letter to submit a plan to regain compliance with the Rule. The Company submitted its plans to regain compliance on October 6, 2022, October 31, 2022, and February 3, 2023.

On February 8, 2023, the Company received a letter from Nasdaq notifying the Company that the Company has been granted an extension to regain compliance with the Rule and the Company must file its annual report on Form 10-K on or before March 31, 2023 evidencing compliance with the Rule.

If compliance with the Rule cannot be demonstrated upon the Company filing its annual report on Form 10-K on or before March 31, 2023 with the Securities and Exchange Commission, the Company may be subject to delisting. Accordingly, there can be no assurance that the Company will be able to regain compliance with the Nasdaq Listing Rules or maintain its listing on Nasdaq.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, those regarding the Company’s expectations regarding the anticipated closing of the Private Placement, the appointment of independent directors and its ability to regain compliance with Nasdaq Listing Rules. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, but not limited to: the ability of the Company to regain compliance with Nasdaq Listing Rules; the Company’s ability to identify independent directors; the ability of the parties to consummate the Private Placement in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Private Placement, including the ability to secure regulatory approvals in a timely manner or at all; the possibility of litigation (including related to the Private Placement or change in control); and other risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Except as required under applicable law, the Company undertakes no obligation to update any forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2023	EXICURE, INC.

	By:	/s/ Elias D. Papadimas
Elias D. Papadimas
Chief Financial Officer